UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Biodel Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AGENDA ITEM 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
AUDIT COMMITTEE REPORT
AGENDA ITEM 2: APPROVAL OF 2010 STOCK INCENTIVE PLAN
AGENDA ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2010
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL

100 Saw Mill Road
Danbury, Connecticut 06810

January 28, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Biodel Inc., which will be held at 9:00 a.m., local time, on Tuesday, March 2, 2010, at our corporate headquarters at 100 Saw Mill Road Danbury, Connecticut 06810. The Notice of Annual Meeting and Proxy Statement that accompany this letter describe the matters to be voted on at the Annual Meeting. We hope you will be able to attend and participate in the Annual Meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. If you are a stockholder of record, you may vote your shares by proxy card. If you are a beneficial owner, you may vote your shares by telephone, over the Internet or by proxy card.

On behalf of your Board of Directors, I would like to thank you for your continued support and interest in Biodel Inc.

Sincerely,

Solomon S. Steiner
President and Chief Executive Officer

BIODEL INC.
100 SAW MILL ROAD
DANBURY, CONNECTICUT 06810

Notice of Annual Meeting of Stockholders
to be held on March 2, 2010 at 9:00 a.m.

The 2010 Annual Meeting of Stockholders of Biodel Inc. will be held on Tuesday, March 2, 2010, at 9:00 a.m., local time, at the corporate headquarters of Biodel, 100 Saw Mill Road, Danbury, Connecticut 06810. The Annual Meeting has been called for the following purposes:

a. To elect three Class III directors for a term of three years;

b. To approve our 2010 Stock Incentive Plan and to reserve up to 5.4 million shares of common stock for issuance under the 2010 Stock Incentive Plan, together with additional shares that could be added in from expiring or canceled grants under prior plans and any of which shares in the aggregate could be used for incentive stock options;

c. To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and

d. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on March 2, 2010:

This proxy statement, a sample of the form of proxy card sent or given to stockholders by Biodel Inc.
and the 2009 Annual Report to Stockholders are available at www.biodel.com.

Only stockholders of record at the close of business on January 28, 2010 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted. To vote without attending the Annual Meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, if you are a beneficial owner, you may vote through the Internet or by telephone as indicated in the instructions enclosed with your proxy card. No postage is required if you mail your proxy in the United States. Even if you plan to attend the Annual Meeting, we would appreciate receiving your voting instructions before that date. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting if you should decide to attend.

We are first sending the Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended September 30, 2009 to our stockholders on or about January 28, 2010.

All stockholders are invited to attend the Annual Meeting. No ticket is required for admittance. If you have any questions regarding this Notice of Annual Meeting or if you have special needs which require assistance, please call us at (203) 796-5000, and we will be happy to assist you.

By Order of the Board of Directors,

Paul S. Bavier
Secretary

Danbury, Connecticut
January 28, 2010

Our 2009 Annual Report accompanies this Proxy Statement.

BIODEL INC.
100 SAW MILL ROAD
DANBURY, CONNECTICUT 06810

Annual Meeting of Stockholders
to be held on March 2, 2010 at 9:00 a.m.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Biodel Inc., also referred to in this Proxy Statement as the “Company,” “Biodel,” “we” or “us,” of proxies to be voted at our 2010 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, March 2, 2010 at our corporate headquarters at 100 Saw Mill Road, Danbury, Connecticut 06810 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Stockholders of record of our common stock, $.01 par value per share, as of the close of business on January 28, 2010, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 23,883,612 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR, as applicable, the election of the three nominees named below as directors, (ii) FOR the approval of our 2010 Stock Incentive Plan and to reserve up to 5.4 million shares of common stock for issuance under the 2010 Stock Incentive Plan together with additional shares that could be added in from expiring or canceled grants under prior plans and any of which shares in the aggregate could be used for incentive stock options, (iii) FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our corporate secretary, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting Procedures

Q:	What shares owned by me may be voted?

A:	You may only vote the shares of our common stock owned by you as of the close of business on January 28, 2010, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following:

• shares of common stock held directly in your name as the stockholder of record; and

• shares of common stock held for you, as the beneficial owner, through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you on our behalf. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the enclosed proxy card or to vote in person at the Annual Meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. We have enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the Annual Meeting.

Q:	How may I vote my shares at the Annual Meeting?

A:	You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How may I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Whether you are a stockholder of record or a beneficial owner, you may vote without attending the Annual Meeting by marking, dating and signing your proxy card and mailing in the enclosed, self-addressed, postage prepaid envelope. No postage is required if the proxy is mailed in the United States. In addition, beneficial owners may vote without attending the Annual Meeting as follows:

• By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Internet Voting” instructions enclosed with your proxy card.

• By Telephone — You may submit your proxy by following the “Telephone Voting” instructions enclosed with your proxy card.

Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR approval of the proposals listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:	How may I revoke a proxy or an Internet or telephone vote?

A:	A stockholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to our corporate secretary, by subsequently filing another proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke a stockholder’s prior proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary. If you own your shares in street name your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

Q:	How does our board of directors recommend that I vote on the proposal to elect the nominees to our board of directors?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the proposal to approve our 2010 Stock Incentive Plan?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the proposal to ratify the appointment of BDO Seidman, LLP as our registered independent public accounting firm for the fiscal year ending September 30, 2010?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	What is the quorum required for the Annual Meeting?

A:	Holders of record of the common stock on January 28, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 23,883,612 shares of common stock were outstanding. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy, including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists.

Q:	How are votes counted?

A:	Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy, Internet vote or telephone vote will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

Q:	What vote is required on the proposal to elect the nominees to our board of directors?

A:	Individual director nominees are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast for or withheld with respect to any or all nominees. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required to approve our 2010 Stock Incentive Plan?

A:	The approval of our 2010 Stock Incentive Plan, or 2010 Plan, will be ratified if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm?

A:	The appointment of BDO Seidman, LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	This means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2010.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit us to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the director candidates nominated by our board of directors. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Annual Report to Stockholders

A copy of our annual report to stockholders for the 2009 fiscal year, which contains our financial statements, accompanies this Proxy Statement. We have filed an annual report on Form 10-K for the 2009 fiscal year with the Securities and Exchange Commission, or the SEC, which forms a part of the 2009 annual report to stockholders. Stockholders separately may obtain, free of charge, a copy of the 2009 Form 10-K, without exhibits, by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary. The annual report on Form 10-K is also available through our website at www.biodel.com. The annual report to stockholders and the 2009 Form 10-K are not proxy soliciting materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of December 31, 2009 by the following: (a) each person known by us to be the beneficial owner of 5% or more of any class of our voting securities; (b) each of our directors and named executive officers; and (c) all of our directors and executive officers as a group.

There were 23,883,612 shares of common stock outstanding as of December 31, 2009. For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2009 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (%)

5% Stockholders
FMR LLC	2,439,617	(1)	10.2
Great Point Partners I, L.P.	1,161,643	(2)	4.9
Entities affiliated with Moab Partners, L.P.	1,837,316	(3)	7.7

Executive Officers and Directors
Dr. Solomon S. Steiner	4,320,395	(4)	18.1
David Kroin	1,236,957	(5)	5.2
Scott A. Weisman	676,505	(6)	2.8
Erik Steiner	335,291	(7)	1.4
Dr. Ira Lieberman	86,883	(8)	*
Dr. Daniel Lorber	100,386	(9)	*
Dr. Charles Sanders	96,302	(10)	*
Dr. Brian J.G. Pereira	77,877	(11)	*
Barry Ginsberg	50,000	(12)	*
Gerard J. Michel	85,061	(13)	*
Dr. Alan Krasner	38,100	(14)	*
Paul S. Bavier	43,734	(15)	*
All current executive officers and directors as a group (12 individuals)	7,147,491		29.9

*	Less than one percent.

(1)	Based solely on a Schedule 13G/A (Amendment No. 1) filed on February 17, 2009 by FMR LLC. FMR LLC reported that it has sole power to vote or direct the vote of 500 shares of common stock and sole power to dispose or direct the disposition of 2,439,617 shares of common stock. The principal business address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	Based solely on a Form 4 filed on January 5, 2010 by Great Point Partners I, L.P. The principal business address of Great Point Partners I, L.P. is 165 Mason Street, Greenwich, Connecticut 06824.

(3)	Based solely on a Schedule 13G filed on January 23, 2009, by Moab Capital Partners, LLC, Moab Partners, L.P., Michael M. Rothenberg and David A. Sackler. Moab Partners, L.P. beneficially owns 1,586,930 shares of common stock. Moab Capital Partners, LLC and Messrs. Rothenberg and Sackler each may be deemed to have beneficial ownership of the 1,586,930 shares of common stock owned of record by Moab Partners, L.P. and 152,086 shares of common stock owned of record by Alpine Fund, LLP, a private pooled investment vehicle for which Moab Capital Partners, LLC acts as co-investment advisor. In addition, Mr. Sackler has direct ownership of 98,300 shares of common stock. Messrs. Rothenberg and Sackler have sole voting and investment power with respect to all shares of common stock that are held by Moab Partners, L.P. and have shared voting and investment power with respect to all shares of common stock that are held by Alpine Fund, LLP. Messrs. Rothenberg and Sackler disclaim beneficial ownership of all shares beneficially owned by Moab Capital Partners, LLC and Moab Partners, L.P. The principal business address of Moab Partners is 15 East 62nd Street, New York, New York 10065.

(4)	Includes (i) 4,044,266 shares of our common stock owned by Steiner Ventures LLC, or SV, of which Dr. Steiner is the sole managing member and (ii) options to purchase 276,129 shares of our common stock which are exercisable within 60 days of December 31, 2009. Dr. Steiner and his wife jointly own 52% of SV with the balance split equally among their four adult children, including Erik Steiner. Dr. Steiner disclaims beneficial ownership of the shares held by SV, except to the extent of his pecuniary interest therein. The address for SV is 24 Old Wagon Road, Mt. Kisco, New York 10549.

(5)	Includes 1,161,643 shares of our common stock held by Great Point Partners I, L.P. and options to purchase 75,314 shares of our common stock, which are exercisable within 60 days of December 31, 2009. Mr. Kroin is a co-founder and managing director of Great Point Partners I, L.P. and may be deemed to beneficially own these shares.

(6)	Consists of 446,009 shares of common stock, warrants to purchase 118,815 shares of common stock, options to purchase 111,681 shares of our common stock which are exercisable within 60 days of December 31, 2008. The shares of common stock include 107,873 shares held by the 1999 Weisman Family Trust, of which Mr. Weisman and his spouse are the trustees. Sole voting and investment power of the shares held by the trust has been granted to an investment advisor. Mr. Weisman disclaims beneficial ownership of the shares held by the trust.

(7)	Includes options to purchase 77,611 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(8)	Consists of options to purchase 86,883 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(9)	Includes options to purchase 97,198 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(10)	Includes options to purchase 96,143 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(11)	Consists of 30,000 shares of common stock held by the Brian Pereira Grantor Retained Annuity Trust and options to purchase 47,877 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(12)	Includes options to purchase 45,000 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(13)	Includes options to purchase 72,500 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(14)	Includes options to purchase 35,000 shares of our common stock which are exercisable within 60 days of December 31, 2009.

(15)	Includes options to purchase 31,250 shares of our common stock which are exercisable within 60 days of December 31, 2009.

AGENDA ITEM 1:

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. At the Annual Meeting, Class III Directors will stand for election. Our board of directors is authorized to have nine members; currently we have eight members.

Our board of directors has nominated Dr. Solomon S. Steiner, Dr. Ira Lieberman and Mr. Scott Weisman as nominees for election as Class III Directors, each for three-year terms, until the 2013 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees is currently serving as a director.

The nominees have indicated that they are willing and able to serve as directors if elected. If any of such nominees should become unable or unwilling to serve, the proxies intend to vote for the replacement or replacements selected by the nominating and governance committee of our board of directors. None of our directors are related to any other director or to any of our executive officers, other than as noted below.

Information About the Directors

The following table sets forth our directors and their respective ages and positions as of December 31, 2008:

Name	Age	Position

Dr. Solomon S. Steiner	72	Chairman, President and Chief Executive Officer
Dr. Barry Ginsberg(2)(4)	64	Director
David Kroin(3)(4)	34	Director
Dr. Ira W. Lieberman(2)(3)	66	Director
Dr. Daniel Lorber(1)	62	Director
Dr. Brian J.G. Pereira(1)(3)(4)	51	Director
Dr. Charles Sanders(1)(2)	77	Director
Scott A. Weisman(1)(3)	54	Lead Director

(1)	Member of the compensation committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the audit committee.

(4)	Member of the strategy committee.

Dr. Solomon S. Steiner co-founded our company and has served as our Chairman, President and Chief Executive Officer since our inception in December 2003. In 1991, Dr. Steiner founded Pharmaceutical Discovery Corporation, or PDC, a biopharmaceutical corporation. Dr. Steiner served as PDC’s Chief Executive Officer and Chairman of the board of directors from its inception until December 2001, when PDC was merged with two other companies to form MannKind Corporation. From December 2001 to February 2003, Dr. Steiner served on MannKind’s board of directors and as a Corporate Vice President and Chief Scientific Officer. In 1985, Dr. Steiner founded and was the Chairman of the board of directors and President of Clinical Technologies Associates, Inc., or CTAI, now known as Emisphere Technologies, Inc. Under his leadership CTAI went public in February of 1989. Dr. Steiner is an inventor of Emisphere’s oral delivery system for peptides and mucopolysaccharides. Dr. Steiner is currently an adjunct full professor at New York Medical College and research full professor of psychiatry and neurology at New York University School of Medicine. Dr. Steiner received a Ph.D. from New York University. Dr. Steiner is Erik Steiner’s father.

Dr. Barry Ginsberg has been a member of our board of directors since June 2008. Dr. Ginsberg is the Chief Executive Officer of Diabetes Technology Consultants where he advises Fortune 500 companies in the field of diabetes. Prior to Diabetes Technology Consultants, Dr. Ginsberg served as Vice President of Worldwide Medical Affairs in the Diabetes HealthCare Division at Becton Dickinson during his 17 year tenure. Dr. Ginsberg currently serves as Chairman of the Scientific Advisory Boards at Agamatrix and Therafuse, and is a Scientific Advisory Board Member at Covidien, Metacure, Glucolight and Becton Dickinson Diabetes HealthCare. While a Professor of Medicine at the University of Iowa from 1977 to 1990, he was a Principal Investigator of the prestigious Diabetes Control and Complications Trial.

Mr. David Kroin has been a member of our board of directors since July 2006. In 2003 Mr. Kroin co-founded Great Point Partners, an asset management firm focused exclusively in healthcare. Mr. Kroin serves on the Investment Committee for both the private and public equity funds managed by Great Point. Mr. Kroin currently serves as a Director on the Boards of privately held companies APT Pharmaceuticals, Inc., Caprion Proteomics Inc. and Risk Services Corporation. He was previously a Board Member of US Bioservices Corp. (acquired by AmerisourceBergen), Gentium Spa. (NASD: GENT), Icon International Inc. (acquired by Omnicom) and several other companies. Prior to founding Great Point Partners, Mr. Kroin was a partner in J.H. Whitney & Co. funds and a senior member of its health care group. He began his career as an investment banker in mergers and acquisitions at Merrill Lynch & Company. He graduated from the University of Michigan with a B.S. in actuarial mathematics.

Dr. Ira W. Lieberman has been a member of our board of directors since December 2004. Since October 2004, Dr. Lieberman has served as President and Chief Executive Officer of LIPAM International, Inc., an advisory and investment firm, which performs advisory and consulting work for the World Bank, client governments, and private sector clients. From July 2003 to October 2004, Dr. Lieberman served as a Senior Economic Advisor to George Soros for the Open Society Institute, a grant making foundation. From February 1993 to July 2004, Dr. Lieberman served in several positions for the World Bank. Dr. Lieberman received an MBA from Columbia University and a Ph.D. from Oxford University.

Dr. Daniel Lorber has been a member of our board of directors since December 2004 and since October 2004, a member of our scientific advisory board. Since 1981, Dr. Lorber has served as the medical director of the Diabetes Control Foundation, Diabetes Care and Information Center in Flushing, New York and since 1991, as the director of endocrinology at The New York Hospital Medical Center of Queens. Dr. Lorber is also an attending physician in endocrinology and general internal medicine at the New York Hospital Medical Center of Queens. Since 1994, Dr. Lorber has served as a clinical associate professor of medicine at Weill Medical College of Cornell University. Dr. Lorber also serves as a consultant in medical, dental and podiatric liability litigation and to the insurance industry on care standards for diabetes mellitus. Dr. Lorber received an M.D. from the Albert Einstein College of Medicine and completed a fellowship in endocrinology at the Vanderbilt University Medical Center.

Dr. Brian J.G. Pereira has been a member of our board of directors since November 2007. Dr. Pereira has served as Chief Executive Officer of AMAG Pharmaceuticals, Inc., a biopharmaceutical company, since November 2006 and as President of AMAG Pharmaceuticals since November 2005. Dr. Pereira has served as a director of AMAG Pharmaceuticals since July 2004. Dr. Pereira served as President and Chief Executive Officer of the New England Health Care Foundation, a physician’s group at Tufts-New England Medical Center from October 2001 to November 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of Tengion, Inc, a regenerative medicine company, and Satellite Health Care, Inc., a kidney dialysis services provider and is the Chairman of the Board of the Harvard-MIT Biomedical Enterprise Program. Dr. Pereira is a graduate of St. John’s Medical College, Bangalore, India and has an MBA from the Kellogg Business School, Northwestern University.

Dr. Charles Sanders has been a member of our board of directors since August 2006. Since 1995, Dr. Sanders has served on numerous boards and continues to chair the boards of Project Hope and the

Foundation for the National Institutes of Health. From July 1989 to July 1994, Dr. Sanders served as Chief Executive Officer of Glaxo Inc., a pharmaceutical company, and from 1992 until his retirement in 1995, served as the Chairman of the Board of Glaxo Inc. Previously Dr. Sanders was general director of Massachusetts General Hospital and professor of medicine at Harvard Medical School. Dr. Sanders received an M.D. from Southwestern Medical College of the University of Texas. Dr. Sanders serves on the boards of directors of Icagen, Inc., a biopharmaceutical company, Vertex Pharmaceuticals Incorporated, a biotechnology company, Cephalon, Inc., a biopharmaceutical company, and BioCryst Pharmaceuticals, Inc., a biopharmaceutical company.

Mr. Scott A. Weisman has been a member of our board of directors since December 2004. He is the co-founder and a managing member of Etico Capital LLC, a merchant banking and advisory firm. From March 2004 to February 2007, Mr. Weisman served as a managing director of McGinn, Smith & Company, Inc., an investment banking firm. From 1998 to September 2003, Mr. Weisman served as President and director of capital markets for H.C. Wainwright & Co., Inc., an investment banking firm. Prior thereto, Mr. Weisman was a practicing securities attorney and a partner in the law firm of Kelley Drye & Warren LLP. Mr. Weisman received a J.D. from Albany Law School and a BA from Syracuse University.

Our board of directors unanimously recommends a vote FOR the election of each of the nominees to serve as directors.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the audit committee, the compensation committee, the nominating and governance committee, the strategy committee, the code of business conduct and ethics, as well as our corporate governance guidelines, are posted on the corporate governance page of our website at www.biodel.com. You may also obtain a copy of any of these documents without charge by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to oversee our management;

•	a majority of the members of our board of directors shall be independent directors as defined by NASDAQ listing standards and applicable SEC rules;

•	the independent members of our board of directors regularly meet in executive session; and

•	we adopt written corporate governance guidelines and a written code of business conduct and ethics for all of our officers, employees and directors.

Board Meetings and Attendance

Our board of directors held ten meetings during our 2009 fiscal year, which ended on September 30, 2009. During fiscal 2009, each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by each committee of our board of directors on which such director served during the period for which such director served.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Ginsberg, Kroin, Lieberman, Pereira, Sanders, Lorber, and Weisman, who comprise our audit, compensation, nominating and governance, and strategy committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders

Resolutions adopted by our board of directors provide that directors are expected to attend the Annual Meeting.

Board Committees

Our board of directors has established four standing committees — audit, compensation, nominating and governance and strategy — each of which operates under a charter that has been approved by our board of directors. Our board of directors has determined that all of the members of each of the board of directors’ four standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

Our audit committee consists of Dr. Lieberman, the chair of the committee, Mr. Kroin, Dr. Pereira and Mr. Weisman. The committee’s responsibilities include:

•	selecting our independent registered public accounting firm for each fiscal year, confirming and assuring their independence, and approving the fees and other compensation to be paid to them;

•	annually reviewing and discussing with the independent registered public accounting firm all significant relationships which affect their independence;

•	overseeing the work of the independent registered public accounting firm (including resolving disagreements between them and management regarding financial reporting) for the purpose of preparing or issuing an audit report, auditing our internal controls over financial reporting or related work;

•	approving all audit and non-audit services provided by the independent registered public accounting firm (or subsequently recommending to our board of directors for approval additional audit and/or non-audit services in those circumstances where a subsequent approval is necessary and permissible);

•	discussing with the independent registered public accounting firm the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management, and all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, modified or supplemented from time to time;

•	reviewing the performance of the independent registered public accounting firm;

•	reviewing, and discussing with management and the independent registered public accounting firm, prior to filing or release, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the annual audited financial statements and quarterly unaudited financial statements, respectively, contained in those reports;

•	reviewing on a periodic basis, the unaudited quarterly operating results in our quarterly earnings release;

•	reviewing with management and our tax advisors the status of tax returns, including open years and potential disputes, along with the adequacy of tax reserves included in our consolidated financial statements;

•	establishing procedures for receiving, retaining and treating complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing any related party transactions;

•	reviewing, in conjunction with counsel, any legal or regulatory matters that could have a significant impact on our financial statements; and

•	reviewing and evaluating the committee’s performance.

Our board of directors has determined that Dr. Lieberman is an “audit committee financial expert” as defined by applicable SEC rules. Our audit committee met eight times in fiscal year 2009.

Compensation Committee

Our compensation committee consists of Dr. Pereira, the chair of the committee, Dr. Lorber, Dr. Sanders and Mr. Weisman. The committee’s responsibilities include:

•	reviewing and recommending for approval by our board of directors, on an annual basis, the compensation of our chief executive officer and our other executive officers;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and making recommendations to our board of directors with respect to incentive-compensation and equity-based plans that are subject to approval by our board of directors;

•	preparing reports on executive compensation, including a Compensation Discussion and Analysis; and

•	periodically reviewing and evaluating the committee’s own performance.

Our compensation committee met nine times in fiscal year 2009. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “— Executive and Director Compensation Processes”.

Nominating and Governance Committee

Our nominating and governance committee consists of Dr. Sanders, the chair of the committee, Dr. Ginsberg and Dr. Lieberman. The committee’s responsibilities include:

•	recommending to our board of directors the nominees for election as directors at any meeting of stockholders and the persons to be elected by our board of directors to fill any vacancies thereon;

•	from time to time establishing criteria for the selection of new directors to serve on our board of directors;

•	developing and recommending to our board of directors a set of corporate governance guidelines applicable to us and, from time to time, as it deems appropriate, reviewing and reassessing the adequacy of such corporate governance guidelines and recommending any proposed changes to our board of directors for its consideration;

•	overseeing the self-evaluation of our board of directors to determine whether it and its committees are functioning effectively, determining the nature of the evaluation, supervising the conduct of the evaluation and preparing an assessment of our board of directors’ performance to be discussed with it;

•	overseeing a review by our board of directors on succession planning; and

•	periodically reviewing and evaluating the committee’s own performance.

Our nominating and governance committee met six times in fiscal year 2009. The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “— Director Nomination Process”.

Strategy Committee

Our board of directors established a strategy committee in October 2008. Our strategy committee consists of Mr. Kroin, the chair of the committee, Dr. Pereira and Dr. Ginsberg. The committee’s purpose is to assist our board of directors in the oversight of, and to make recommendations with respect to, our strategic direction, including with respect to:

•	research and development activities;

•	the clinical development plans for our product development pipeline, including the design and implementation of clinical trials and the review of data therefrom;

•	the regulatory approval pathways for our product development pipeline;

•	business development, licensing, collaboration and other similar strategic partnering opportunities for our product development pipeline; and

•	budgeting and capital raising issues related to the foregoing.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review for our executive officers under which annual performance for each executive is measured at the end of each calendar year. Individual goals focus on contributions that facilitate the achievement of corporate goals, such as the achievement of specific research, clinical, regulatory, and operational milestones. During the fourth calendar quarter of each year, we evaluate individual and corporate performance against the goals for the most recently completed fiscal year. Our chief executive officer meets with the compensation committee and makes initial compensation recommendations with respect to the executives who report to him. These recommendations contemplate each executive officer’s job performance, strengths and weaknesses, and advancement potential. Based on this input, the compensation committee makes its own assessment and recommends to our board of directors for approval annual salary increases, stock option and restricted stock unit awards and bonuses, if any. With respect to our chief executive officer’s compensation, the compensation committee makes a recommendation to our board of directors based on the same factors used to evaluate other executive officers.

Our compensation committee also reviews and recommends for approval by our board of directors the compensation that is paid to our directors.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. For the purposes of evaluating fiscal year 2009 compensation, the compensation committee considered, among other things, a report by Frederick W. Cook & Company, Inc. that was commissioned by the compensation committee in July 2007.

Director Nomination Process

The process followed by the nominating and governance committee to identify and evaluate director candidates includes requests to the members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and our board of directors.

Our board of directors does not currently prescribe any minimum qualifications for director candidates, however, the nominating and governance committee will take into account a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of our board of directors.

Stockholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting the names of the candidate(s), together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominating and governance committee, attn: corporate secretary, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. In June 2009, Dr. Samuel Wertheimer resigned from our board of directors.

Communications with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our corporate secretary is primarily responsible for monitoring and responding to communications from stockholders and for providing copies to our lead director, board of directors or to the individual director so designated on a periodic basis, as he considers appropriate.

Unless any communication is marked confidential and is addressed to a particular board member, our corporate secretary, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by our board of directors.

Interested parties may send written communications to the attention of our corporate secretary at the following address: Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics is available on our website at http://www.biodel.com. We intend to disclose any amendments to the code, or waivers to its requirements, on our website.

DIRECTOR COMPENSATION

We pay each of our non-employee directors $30,000 annually or, in the case of our lead director, $60,000 annually. In addition, non-employee directors receive the following committee-related fees annually: (1) $7,500 for participating on the audit committee, or $15,000 for chairing the committee; (2) $5,000 for participating on the compensation committee, or $15,000 for chairing the committee; and (3) $2,500 for participating on the nominating and governance committee, or $5,000 for chairing the committee.

From October 2008 through September 2009, we paid each of our non-employee directors an additional annual fee of $7,500 for participating on the strategy committee. Currently, we do not pay any additional fees to directors for their participation on the strategy committee. In December 2009, we determined that each director participating on the nominating and governance committee would receive a one-time payment of $6,500 for services rendered.

In accordance with the Company’s 2005 Non-Employee Directors’ Stock Option Plan, upon appointment, non-employee directors receive a one-time grant of an option to purchase 25,000 shares of common stock. Effective March 3, 2009, the vesting period for the non-employee director options changed from immediate vesting to vesting pro rata over one year. Annually, non-employee directors receive an option to purchase 20,000 shares of common stock, which also vests pro rata over one year. If a non-employee director did not serve for the entire period since the preceding annual meeting, then he or she will receive a pro rata option grant. The exercise price of non-employee director options is equal to the closing price of our common stock on the Nasdaq Global Market the day prior to the date of grant. Each option expires ten years after the date of grant. Any options that are vested as of the last day of service on our board of directors may be exercised for a period of three years following such date. If the stockholders approve our 2010 Stock Incentive Plan, all future awards to directors will be under that plan, which does not contain a formula. Initially, we do not expect our practice with respect to granting non-employee director options to vary from our current practice.

We reimburse our non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

The following table sets forth information for the fiscal year ended September 30, 2009 with respect to the compensation of our directors, other than Dr. Steiner, our President and Chief Executive Officer. See “Executive Compensation — Summary Compensation Table” for information regarding the compensation of Dr. Steiner for fiscal year 2009.

Fiscal Year 2009 Director Compensation Table

	Fees
	Earned or
	Paid in	Option
	Cash	Awards	Total
Name	($)	($)(1)	($)

Dr. Barry Ginsberg	40,000	22,633	62,633
David Kroin	45,000	25,371	70,371
Dr. Ira W. Lieberman	49,375	30,092	79,467
Dr. Daniel Lorber	31,250	35,019	66,269
Dr. Brian J.G. Pereira	60,000	22,633	82,633
Dr. Charles Sanders	36,250	24,922	61,172
Dr. Samuel Wertheimer(2)	29,657	12,438	42,095
Scott A. Weisman	72,500	37,130	109,630

(1)	The amounts in the “Options Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each director during fiscal year 2009, as required by FASB ASC 718 (SFAS No. 123(R)), disregarding any estimates of forfeitures relating to service-based vesting conditions. For the assumptions relating to these valuations, see Note 2 to our 2009 audited financial statements, which are included in the annual report that accompanies this Proxy Statement. The following table shows the aggregate number of stock options held by each of our non-employee directors as of September 30, 2009.

		Value of Awards
	Aggregate Number of	Pursuant to
	Shares Subject to	FASB ASC 718
Name	Stock Options(3)	(SFAS 123(R)) ($)

Dr. Barry Ginsberg	45,000	243,050
David Kroin	75,314	402,681
Dr. Ira W. Lieberman	86,883	440,406
Dr. Daniel Lorber	97,198	469,703
Dr. Brian J.G. Pereira	47,877	291,890
Dr. Charles Sanders	96,143	691,009
Dr. Samuel Wertheimer(2)	75,314	402,681
Scott A. Weisman	111,681	623,552

(2)	Dr. Wertheimer resigned from our board of directors effective June 11, 2009.

(3)	Pursuant to our 2005 Non-Employee Directors’ Stock Option Plan, each non-employee director received an annual grant of an option to purchase 20,000 shares of our common stock. Effective March 2009, all such option grants vest pro rata over twelve months.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers in our fiscal year ended September 30, 2009. The discussion primarily focuses on the information for fiscal year 2009, but we also describe compensation actions taken after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Our “named executive officers” for fiscal year 2009 are Dr. Solomon S. Steiner, our chairman, president and chief executive officer, Gerard J. Michel, our chief financial officer, vice president of corporate development and treasurer, Dr. Roderike Pohl, our vice president, research, Erik Steiner, our vice president, operations and Paul Bavier, our general counsel and secretary. Effective December 13, 2008, we determined that Dr. Pohl would no longer be designated as an executive officer.

The compensation committee of our board of directors oversees our executive compensation program. On an annual basis the compensation committee reviews compensation decisions relating to our named executive officers and makes recommendations to our board of directors for approval. Our compensation committee consists of Dr. Pereira, the chair of the committee, Dr. Lorber, Dr. Sanders and Mr. Weisman. These compensation committee members reviewed and recommended that our board of directors approve matters relating to the compensation of our executive officers, relying in part on their substantial business experience.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our compensation committee with respect to executive compensation are to:

•	attract and retain superior executive talent;

•	motivate and reward executives whose knowledge, skills and performance are critical to our business;

•	ensure executive compensation is aligned with our corporate strategies and business objectives; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, our compensation committee evaluates our executive compensation programs with the goal of setting compensation at levels the committee believes are competitive with those of other similar companies in our industry and our region that compete with us for executive talent. Historically, we have also provided a portion of our executive compensation in the form equity awards that vest over time, which we believe helps us retain our executive officers and align their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. Our board of directors believes that the proportion of total compensation at risk should rise as an executive’s level of responsibility increases to reflect the executive’s ability to influence overall company performance.

In determining any element of a named executive officer’s compensation in a manner consistent with the foregoing objectives, we believe that our compensation committee must consider the total compensation package for the package to be effective.

Overview of our Executive Compensation Process

Our compensation committee has engaged Frederic W. Cook & Company, Inc., an independent consulting firm, from time to time to assist the committee in measuring the competitiveness of the compensation of our executive officers. In July 2007, Frederic W. Cook surveyed compensation data for a peer group of development stage, publicly traded, biotechnology companies of similar size and market value to us. The data included publicly available proxy data as well as data from the Radford Biotechnology Survey. Based on this review, and in consultation with our compensation committee, the following fourteen companies were included in the peer group: Alexza Pharmaceuticals, Inc., Allos Therapeutics, Inc., Anesiva, Inc., Discovery

Laboratories, Inc., GTx, Inc., Halozyme Therapeutics, Inc., Keryx Biopharmaceuticals, Inc., La Jolla Pharmaceutical Company, MannKind Corporation, Poniard Pharmaceuticals, Inc., Repros Therapeutics Inc., Savient Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc. and Vanda Pharmaceuticals Inc.

In October 2007, Frederic W. Cook made recommendations to our compensation committee with respect to the appropriate cash compensation, long-term incentives and total compensation for our senior executives. Our compensation committee has worked with Frederic W. Cook periodically to update these analyses and recommendations. Our compensation committee considered Frederic W. Cook’s analysis and recommendations in reviewing our compensation levels for fiscal years 2007, 2008 and 2009, with the goal of ensuring that our compensation levels are reasonably competitive relative to the compensation paid by our peer group. Total compensation for our named executive officers for fiscal year 2009, taking into account base salary, annual cash bonuses and equity-based incentive awards, generally is targeted toward the median, or the 50th percentile, in executive compensation, by element as well as total compensation, among the companies with which we compete for our executive officers. We have not, however, established specific percentile targets relative to our peer group for the levels of compensation provided, and variations to this general target may occur as dictated by the experience level of the individual and market factors. We intend to review this comparative information annually for competitive purposes.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	discretionary annual cash bonuses;

•	equity awards, including stock option awards, restricted stock and restricted stock unit awards, or RSUs;

•	benefits and other compensation; and

•	severance and change of control benefits.

Generally, during the early part of each fiscal year, our compensation committee and the board of directors review and approve company performance goals against which our compensation committee and the board of directors will evaluate corporate performance and the performance of our chief executive officer at the end of the fiscal year. In addition, during each fiscal year, our compensation committee reviews and approves individual performance goals of the executive officers against which our compensation committee will evaluate the performance of our other executives. These goals, once established, are generally not changed, but the compensation committee will consider other achievements outside the corporate goals when recommending year-end compensation, particularly when it is determined that the goals have been superseded by intervening events. During the course of the year our compensation committee evaluates the progress made by the company against the corporate goals. Annual performance goals are intended to be challenging, yet attainable, and are selected because the compensation committee believes that they are metrics that will directly drive stockholder value and are viewed by our investors as key measures of our performance.

We have established bonus target amounts as a percentage of base salary for each of our executive officers. The board of directors or our compensation committee may also establish or take into account additional subjective performance criteria in evaluating either the overall corporate performance or an individual executive’s performance during a given fiscal year in establishing an executive’s actual bonus amount.

Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

Other than as described above, we do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our compensation committee, after assessing the market for executive talent generally, determines what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

We use base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. When establishing base salaries for 2010, our compensation committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, and the number of well qualified candidates to assume the individual’s role. Generally, we believe that our executive officers’ base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. In the case of Dr. Steiner and Dr. Pohl, their minimum base salaries are mandated by the terms of their employment agreements, although Dr. Pohl’s current salary is higher than the salary required by her agreement.

The following table sets forth the annual base salaries of our named executive officers for fiscal year 2009 and fiscal year 2010.

Name	2009 Annual Salary		2010 Annual Salary**

Solomon S. Steiner	$375,000		$383,549
Gerard J. Michel	$310,000		$317,067
Alan Krasner	$305,000		$311,953
Paul S. Bavier	$205,000	*	$209,673
Roderike Pohl	$200,000		$204,559
Erik Steiner	$200,000		$204,559

*	Effective December 1, 2008.

**	Effective December 1, 2009.

Our compensation committee reviews base salaries at least annually. The committee may recommend adjustments to base salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience. For fiscal year 2010 our compensation committee recommended that only modest increases be made to the base salaries of our executive officers in light of the challenging economic climate.

Discretionary Annual Cash Bonuses

Our compensation committee recommends to our board of directors discretionary annual cash bonuses to our executive officers. The bonuses are intended to compensate executive officers for achieving corporate and individual performance goals. For fiscal year 2009, our corporate goals included our entering into a partnership for the development and commercialization for our lead product candidate, VIAject®, our successful completion of clinical trials, our advancement of the commercial formulation of VIAject® that was submitted in our new drug application, or NDA, to the U.S. Food & Drug Administration, or FDA, in December 2009, our submission to the FDA of our NDA for VIAject®, our targeted advancement of certain early stage product candidates and our management of our cash burn according to our approved budget. The individual goals set for our executive officers vary depending on the individual, but relate generally to business goals with important strategic impact, such as the successful completion of a clinical trial or raising additional capital.

We pay our discretionary annual bonuses in cash, typically in a single installment in the quarter following the end of our fiscal year. The following table sets forth the 2009 cash bonuses for our named executive officers.

Name	2009 Annual Bonuses

Solomon S. Steiner	$48,000
Gerard J. Michel	$64,000
Alan Krasner	$70,000
Paul Bavier	$49,500
Roderike Pohl	$28,000
Erik Steiner	$29,000

The established target bonus for our chief executive officer is 50% of base salary, and the established target bonus for our current executive officers is 35% of base salary. Dr. Pohl’s target bonus is 30% of base salary. In the event of exceptional performance, actual bonuses could exceed the established target percentages.

In recommending 2009 bonuses for our named executive officers, our compensation committee and our board of directors determined that our performance against the corporate goals should be set at the 40% level. The bonus pool for named executive officers was therefore 40% of the bonus pool that would result if 100% of the corporate goals had been achieved and each executive officer received 100% of his or her target bonus. The bonus pool was allocated among the named executive officers based on their individual performance and in consideration of their target bonus percentages. Additionally, our compensation committee decided to distribute a total of $100,000 among select executive officers and other employees for retention purposes and to award exceptional performance.

The 40% achievement level was based on a comprehensive evaluation of our performance against the 2009 goals described above, as well as the additional achievements by the company beyond its 2009 corporate goals.

Equity Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executive officers. Equity awards are comprised of stock options and RSUs. Our compensation committee reviews all components of an executive officer’s compensation when determining annual equity awards to ensure that the executive officer’s total compensation conforms to our overall philosophy and objectives. We do not have any equity ownership guidelines for our executive officers. From year to year, we determine the size of equity grant awards to the named executive officers based on the factors set forth below.

Stock options are provided to ensure that management only realize a portion of their compensation to the extent that stockholder value is created. We view stock options as inherently performance-based, as our executive officers are rewarded only if our stock price increases. RSUs are provided to align management’s interests with those of our stockholders and provide retention irrespective of stock price changes. RSUs are regarded as a lower risk award, since they will always have value upon vesting, whereas vested stock options will have value only to the extent that the market price for the company’s stock is higher than the exercise price of the option, which equals at least the fair market value on the grant date. Given the different risk/reward characteristics of the two types of awards, our compensation committee believes that the grant to executive officers of equity awards comprising a greater proportion of stock options relative to RSUs is consistent with its philosophy that employees in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance. Prior to fiscal year 2010, we granted stock options exclusively.

In determining the size and of equity grants to our executive officers, our compensation committee considers comparative share ownership of executives in our compensation peer group, our performance, the applicable executive officer’s performance, the amount of equity previously awarded to the executive officer, the vesting of such awards, and other components of executive officer compensation, including salary and bonus. The committee also considers Radford survey data and the recommendations of management and Frederic W. Cook, if applicable. For fiscal year 2009 it was determined that for our senior officers, including our executive officers, 50% of an individual’s stock option grant would be based on his or her management level, and 50% of the grant would be based on combined performance against corporate and personal goals.

We typically make an initial equity award of stock options to new executive officers and annual equity grants as part of our overall compensation program. All grants of options to our named executive officers are recommended by our compensation committee and approved by our board of directors. Our board of directors is required to consider the grant of stock or options to Dr. Steiner and Dr. Pohl at least annually, pursuant to their employment agreements. In December 2009, we awarded equity awards to our named executive officers in the following amounts:

	Number of Shares
Name	Underlying Option Grant	RSU Grants

Solomon S. Steiner	100,000	—
Gerard J. Michel	35,436	46,400
Alan Krasner	35,913	51,400
Paul S. Bavier	19,338	41,800
Roderike Pohl	20,317	5,000
Erik Steiner	20,501	5,000

In recommending 2009 equity grant awards to our named executive officers, the compensation committee primarily considered the progress made by us in further developing the formulation of VIAject® that was submitted in our recently filed NDA, in advancing clinical programs designed to enhance the commercialization of VIAject®, in developing a regulatory strategy to address issues arising from the results of our pivotal phase 3 clinical trials of VIAject®, in executing on our plan to acquire a disposable insulin pen for use with VIAject® and in reducing our contractual obligations to purchase active pharmaceutical ingredients required for the manufacture of our product candidates.

In December 2009, our compensation committee and our board of directors approved a broad-based equity award to certain employees, including our executive officers, in the form of RSUs based on the facts that the next several quarters would be critical to our success as we prepared to file our NDA for VIAject® and advance the product’s commercial profile, that many senior executives and other employees held options with exercise prices that were significantly above the market price of our common stock, and that it was very important to keep employees motivated given the demands that were to be placed on them. Our compensation committee and our board of directors believed that the foregoing RSU grants were appropriate and consistent with our compensation philosophy in that the awards serve the purpose of motivating and retaining key employees and executives while aligning their long term interests with those of our stockholders. The grants were also viewed favorably for offering the ability to compensate employees while using a smaller percentage of our shares outstanding for compensation purposes, when compared to stock options.

Typically, the stock options and RSUs we grant to our executive officers vest in four equal installments on the first four anniversaries of grant. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability, or retirement with regard to stock options. We believe the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executive officers to remain in our employ during the vesting period. Prior to the exercise of an option or the receipt of stock from an RSU, the holder has no rights as a stockholder with respect to the shares subject to such option or RSU, except that holders of RSUs may receive dividend equivalents. We set the exercise price of all stock options to equal the prior day’s closing price of our common stock on the Nasdaq Global Market.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan, and an employee stock purchase plan. Executive officers are generally eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Dr. Steiner however, is precluded from participating in our employee stock purchase plan because he owns stock possessing more than 5% of the total combined voting power of all classes of outstanding stock of the company. We do not at this time have a 401(k) matching program.

We may from time to time award a cash signing bonus when an executive officer first joins us. Whether a signing bonus is paid and the amount of the bonus will be determined on a case-by-case basis under the specific hiring circumstances. For example, we may consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentives for an executive to join our company in a position where there is high market demand. We did not pay any cash signing bonuses in fiscal year 2009 to any of our named executive officers.

In fiscal years 2008 and 2009 we reimbursed Dr. Krasner for $8,605 and $18,462, respectively, of his documented commuting expenses, including payments for temporary living quarters closer to our facilities, as was agreed pursuant to our offer letter of employment. We have continued to reimburse Dr. Krasner for a portion of these expenses in fiscal year 2010 in recognition of the extraordinary contributions that are and will be required of Dr. Krasner as we prepare for the commercialization of VIAject®.

Severance and Change of Control Benefits

Pursuant to the terms of our agreements with our named executive officers, as well as the stock option agreements that we enter into upon the grant of options and the restricted stock unit agreements we enter into upon the grant of RSUs, our executive officers are entitled to certain benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control”, below. We believe that providing these benefits helps us compete for executive talent.

In the case of Messrs. Michel, Krasner, Bavier and Steiner, our change of control agreements and restricted stock unit agreements with them provide for full payment of change of control benefits upon the occurrence of a “double trigger”. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the executive’s employment is terminated during a specified period after the change of control. We believe that a “double trigger” benefit helps maximize stockholder value because it prevents an unintended windfall to executive officers in the event of a friendly change of control, while still providing appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

In the case of Drs. Steiner and Pohl, pursuant to their employment agreements, in the event of a change of control the term of each agreement is automatically extended for a period of two years from the effective date of the change of control.

Under our severance agreements and stock option agreements with our executive officers, all unvested options immediately vest upon termination of employment or a change of control, respectively.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other most highly paid executive officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

				Option	All Other
	Fiscal	Salary(1)	Bonus(2)	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)	(3) ($)	($)		($)

Solomon S. Steiner	2009	375,000	48,000	808,868	34,614	(4)	1,266,482
President and Chief Executive Officer	2008	358,654	—	716,955	14,423	(4)	1,090,032
Gerard J. Michel	2009	310,000	64,000	298,193	2,930	(4)	675,123
Chief Financial Officer,	2008	269,064	30,000	266,692	—		565,756
Vice President of
Corporate Development
and Treasurer
Alan Krasner(6)	2009	305,000	70,000	204,250	18,462	(5)	597,712
Chief Medical Officer	2008	106,359	20,000	80,834	8,605	(5)	215,798
Paul S. Bavier(7)	2009	198,417	49,500	122,844	—		370,761
General Counsel and Corporate Secretary	2008	164,471	30,000	110,156	—		304,627
Erik Steiner	2009	200,000	29,000	297,760	6,923	(4)	533,683
Vice President Operations	2008	191,667	25,000	267,510	—		484,177
Roderike Pohl	2009	200,000	28,000	170,744	577	(4)	399,321
Vice President Research	2008	191,667	20,000	144,682	—		356,349

(1)	The amounts in the “Salary” column reflect the base salary earned and recorded during fiscal year 2009 and fiscal year 2008.

(2)	The amounts in the “Bonus” column reflect the actual amounts awarded to each named executive officer as annual discretionary cash bonuses. The bonuses were paid in December 2009 and 2008.

(3)	The amounts in the “Options Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each named executive officer during fiscal year 2009 and fiscal year 2008, as required by FASB ASC 718 (SFAS No. 123(R)), disregarding any estimates of forfeitures relating to service-based vesting conditions. For the assumptions relating to these valuations, see Note 2 to our 2009 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(4)	Reflects payment for accrued but unused vacation time.

(5)	Reflects payments for accrued but unused vacation time and relocation expenses.

(6)	In May 2008, Mr. Krasner joined our company as chief medical officer.

(7)	In October 2007, Mr. Bavier joined our company as deputy general counsel and in December 2008 was promoted to general counsel.

For a more detailed discussion of compensation paid to our named executive officers see above under the heading “— Compensation Discussion and Analysis.”

Grants of Plan-Based Awards in Fiscal Year 2009

The following table sets forth information with respect to each grant of a plan-based award made to our named executive officers during the fiscal year ended September 30, 2009.

Fiscal Year 2009 Grants of Plan-Based Awards

		All Other
		Option Awards:			Grant Date
		Number of Securities	Exercise or		Fair Value of
		Underlying	Base Price of	Market Price	Stock and
	Grant	Options	Option Awards	on Date of	Option
Name	Date	(1)(#)	($/Sh)	Grant($)(2)	Awards(3)

Solomon S. Steiner	12/13/2008	50,000	2.29	—	$61,500
Gerard J. Michel	12/13/2008	40,000	2.29	—	$49,200
Alan Krasner	12/13/2008	40,000	2.29	—	$49,200
Paul S. Bavier	12/13/2008	25,000	2.29	—	$30,750
Erik Steiner	12/13/2008	20,000	2.29	—	$24,600
Roderike Pohl	12/13/2008	20,000	2.29	—	$24,600

(1)	These awards were approved and effective on the grant dates pursuant to the terms of our 2004 Stock Incentive Plan in effect at the time of grant.

(2)	The prices reported in this column represent the closing price of our common stock on the date our board of directors granted the stock options. As of such dates, our stock plans provided that we use as the exercise price the closing price of our common stock on the NASDAQ Global Market on them most recent trading day preceding the grant date.

(3)	Amounts represent the total grant date fair value of stock options granted in fiscal year 2009 under FASB ASC 718 (SFAS No. 123(R)). The assumptions used by us with respect to the valuation of options are set forth in Note 2 to our 2009 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

For a more detailed discussion of compensation paid to our named executive officers see above under the heading “— Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held as of September 30, 2009 by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option	Option
	(#)	(#)		Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Solomon S. Steiner	53,138	—	(1)	1.41	12/22/12
	39,853	13,285	(2)	5.65	12/14/13
	26,569	26,569	(3)	12.63	12/18/14
	17,500	17,500	(4)	18.16	6/5/15
	50,000	150,000	(5)	17.92	12/3/15
	—	50,000	(6)	2.29	12/12/16
Gerard J. Michel	31,250	93,750	(7)	16.78	11/20/15
	—	40,000	(6)	2.29	12/12/16
Alan Krasner	25,000	75,000	(8)	15.62	5/26/16
	—	40,000	(6)	2.29	12/12/16
Paul S. Bavier	8,750	26,250	(9)	15.85	10/11/15
	3,750	11,250	(5)	17.92	12/3/15
	—	25,000	(6)	2.29	12/12/16
Erik Steiner	10,627	3,543	(2)	5.65	12/14/13
	10,627	10,628	(3)	12.63	12/18/14
	12,500	12,500	(4)	18.16	6/5/15
	15,000	45,000	(5)	17.92	12/3/15
	—	20,000	(6)	2.29	12/12/16
Roderike Pohl	7,971	2,657	(2)	5.65	12/14/13
	5,314	5,314	(3)	12.63	12/18/14
	12,500	37,500	(5)	17.92	12/3/15
	—	20,000	(6)	2.29	12/12/16

(1)	These options fully vested as of September 30, 2009.

(2)	This option vests in four equal annual installments. The first three installments vested on December 15, 2006, 2007 and 2008. The fourth installment vested on December 15, 2009, after the completion of our 2009 fiscal year.

(3)	This option vests in four equal annual installments. The first two installments vested on December 19, 2007 and 2008. The third installment vested on December 19, 2009, after the completion of our 2009 fiscal year. The final installment will vest on December 19, 2010.

(4)	This option vests in four equal annual installments. The first two installments vested on June 6, 2008 and 2009. The next installments will vest on June 6, 2010 and 2011.

(5)	This option vests in four equal annual installments. The first installment vested on December 4, 2008. The next installment vested on December 4, 2009, after the completion of our 2009 fiscal year. The next two installments will vest on December 4, 2010, and 2011.

(6)	This option vests in four equal annual installments. The first installment became exercisable on December 12, 2009, after the completion of our 2009 fiscal year. The next three installments will vest on December 12, 2010, 2011 and 2012.

(7)	This option vests in four equal annual installments. The first installment vested on November 21, 2008. The second installment vested on November 21, 2009, after the completion of our 2009 fiscal year. The next two installments will vest on November 21, 2010 and 2011.

(8)	This option vests in four equal annual installments. The first installment vested on May 26, 2009. The next three installments will vest on May 26, 2010, 2011 and 2012.

(9)	This option vests in four equal annual installments. The first installment vested on October 11, 2009, after the completion of our 2009 fiscal year. The next three installments will vest on October 11, 2010, 2011 and 2012.

Option Exercises and Stock Vested

In the fiscal year ended September 30, 2009, none of our named executive officers exercised any options to purchase shares of our common stock.

Potential Payments Upon Termination and Change of Control

Dr. Steiner, Dr. Pohl, Mr. Michel, Dr. Krasner, Mr. Bavier and Mr. Steiner are each entitled to receive termination benefits that are not available to our employees generally. These benefits are provided pursuant to employment agreements, in the cases of Dr. Steiner and Dr. Pohl, and change of control and severance agreements in the cases of Dr. Krasner and Messrs. Michel, Bavier and Steiner. In addition, our equity plans provide for certain acceleration of unvested equity awards upon our change of control.

Agreements with Dr. Steiner and Dr. Pohl

Our employment agreement with Dr. Steiner provided for an initial term of employment for the period from the date of the agreement to November 20, 2009 and it continues for successive one-year terms unless the agreement is terminated by either party on prior written notice in accordance with the terms of the agreement. In the event of a change of control, as defined below, the term is automatically extended for a period of two years from the effective date of the change of control. The agreement provides for an annual salary of $375,000 and eligibility to receive a bonus in cash in an amount of not more than 50% of his annual salary as determined by our board of directors in its discretion. Our board of directors is also required to consider the grant of stock or options to Dr. Steiner at least annually. As described above, Dr. Steiner received an increase in his base salary in December 2009 to $383,549.

Our employment agreement with Dr. Pohl provided an initial term of employment for the period from the date of the agreement to March 20, 2009 and it continues for successive one-year terms unless the agreement is terminated by either party on prior written notice in accordance with the terms of the agreement. In the event of a change of control, as defined in the agreement, the term is automatically extended for a period of two years from the effective date of the change of control. The agreement provides for an annual salary of $150,000 and eligibility to receive a bonus in an amount determined by our board of directors in its discretion. Our board of directors is also required to consider the grant of stock or options to Dr. Pohl at least annually. As described above, Dr. Pohl received an increase in her base salary in December 2009 to $204,559.

We may terminate Dr. Steiner’s or Dr. Pohl’s employment with or without cause. Neither Dr. Steiner nor Dr. Pohl is entitled to termination benefits if we terminate his or her employment for cause or if Dr. Steiner or Dr. Pohl resigns without good reason. If we terminate either Dr. Steiner’s or Dr. Pohl’s employment without cause, or if either Dr. Steiner or Dr. Pohl terminates his or her employment with us for good reason, each of Dr. Steiner and Dr. Pohl is entitled to the following for the longer of (a) two years following the termination date or (b) the balance of the term of his or her employment agreement:

•	continuation of base salary, as in effect as of the termination date;

•	medical insurance and other benefits substantially equivalent to the normal benefits we provide to our employees generally; and

•	participation in our various retirement, welfare, fringe benefit and executive perquisite plans, programs and arrangements to the extent our senior executives generally are eligible for such programs.

In order to receive the above termination benefits, Drs. Steiner and Pohl must not do any of the following for so long as he or she is receiving termination benefits:

•	engage in the business of delivering insulin by the oral, sublingual or injectable route of administration;

•	recruit, solicit or induce, or attempt to induce any of our employees from terminating their employment with us or otherwise cease their relationship with us, or hire any such employee; and

•	knowingly solicit, divert, limit or take away, or attempt to divert or to take away the business or patronage of any of our existing or prospective clients, customers, dealers, distributors, representatives or accounts.

In the event Dr. Steiner’s or Dr. Pohl’s employment with us terminates due to death or disability, Dr. Steiner or Dr. Pohl, or each or their respective estates, as the case may be, will receive the compensation benefits that would otherwise be payable or accrue to him or her under the agreement for an additional six months. Health benefits will continue for one year from the date of termination.

Pursuant to the terms of our employment agreements with Dr. Steiner and Dr. Pohl, the following terms have the following meanings:

•	“cause” is generally defined to mean:

•	a good faith finding by our board of directors of the failure of Dr. Steiner or Dr. Pohl to perform in any material respect his or her assigned duties for a period of ten days following written notice of the same;

•	a good faith finding by our board of directors of Dr. Steiner’s or Dr. Pohl’s dishonesty, gross negligence or misconduct not involving any exercise of business judgment in good faith relating to the performance of his or her duties;

•	a conviction or the entry of a pleading of guilty or nolo contendere by Dr. Steiner or Dr. Pohl to a crime involving moral turpitude or any felony; or

•	the material breach by Dr. Steiner or Dr. Pohl of any terms his or her employment agreement that continues for ten days following written notice of the same.

•	“change of control” is generally defined to mean:

•	a transaction that results in a person or group acquiring beneficial ownership of 50% or more of our voting stock, other than by us, one of our employee benefit plans, Dr. Steiner or any other entity in which Dr. Steiner holds a majority of the beneficial interests;

•	our merger, consolidation or reorganization in which our stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity following the transaction, subject to certain limitations;

•	a transaction in which we sell all or substantially all of our assets, subject to certain limitations;

•	our liquidation; or

•	any reorganization of our board of directors in which our incumbent directors cease for any reason to constitute a majority of our board of directors.

•	“good reason” is generally defined to mean:

•	our material breach of any terms of the employment agreement that continues for 30 days following written notice of the same; or

•	the assignment to Dr. Steiner or Dr. Pohl of any duties inconsistent in any material respect with his or her positions with us as set forth in the employment agreement.

Pursuant to Dr. Pohl’s employment agreement, “good reason” also includes the relocation of our principal executive offices to a location more than 50 miles away from the present location.

Change of Control Agreement and Severance Agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner

Pursuant to our change of control agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner, each executive is entitled to the following upon termination of employment with us occurring within two years of a change of control, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, an amount equal to the average bonus paid to the executive over the last three fiscal years, portioned based on the number of days worked during the year, or the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

Under the change of control agreement, if we terminate Dr. Krasner or Messrs. Michel, Bavier or Steiner for cause or if any of the executives terminates his employment with us without good reason, then the executive is not entitled to severance payments or other benefits.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, the executive must release us from any and all claims. In addition, the executive must not solicit any of our employees during the period that he receives his annual base salary.

Pursuant to the terms of the change of control agreement, the term “change of control” is generally defined in the same manner as in the employment agreements with Drs. Steiner and Pohl summarized above. In addition, the following terms have the following meanings:

•	“cause” is generally defined to mean:

•	the executive’s refusal to carry out any material duties or any directions or instructions of our board of directors or senior management which are reasonably consistent with those duties;

•	failure to perform satisfactorily any duties or any directions or instructions of our board of directors or senior management for ten days following written notice of the same;

•	violation of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;

•	gross negligence, willful misconduct, or the breach by the executive of his duty to us involving self-dealing or personal profit;

•	current abuse by the executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent us with investors, customers or the public; or

•	any other material violation of any provision of the change of control agreement for ten days following written notice of the same.

•	“good reason” is generally defined to mean:

•	a failure to grant the executive’s salary, bonus, and right to participate in fringe benefit programs that are otherwise afforded under the change of control agreement, other than an isolated and inadvertent failure not taken in bad faith that we remedy promptly receiving written notice of the same;

•	a material diminution in the executive’s position, authority, duties or responsibilities;

•	our requiring the executive to be based at any office or location that is more than fifty miles from the location of the executive’s assigned worksite and the executive’s residence immediately prior to the change of control;

•	our failure to require any successor to our business (whether by purchase of assets, merger or consolidation) to assume our obligations under the change of control agreement; or

•	any other material violation of the change of control agreement by us.

Pursuant to our severance agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner, each is entitled to the following upon termination of employment with us, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

The definitions of “good reason” and “cause” are generally the same under the executive’s severance agreement as under his change of control agreement.

Under the agreement, if we terminate the executive for cause or the executive terminates his employment with us without good reason, the executive is entitled to severance payments or other benefits. In the event the severance agreement entitles the executive to identical benefits under his change of control agreements, we will not duplicate coverage and each executive will be only be entitled to such compensation payments and other benefits as available under one of the agreements.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, Dr. Krasner and Messrs. Michel, Bavier and Steiner must release us from any and all claims. In addition, none of the executives may solicit any of our employees during the period that he receiving his annual base salary.

Equity Plans

Each of our named executive officers holds outstanding unvested stock options that are subject to acceleration upon a change of control (i.e., a “single trigger”). These outstanding awards were granted pursuant to the terms of our 2004 Stock Incentive Plan in effect at the time of grant.

Estimated Payments

The table below sets forth the estimated payments to each of Dr. Steiner, Mr. Michel, Dr. Krasner, Mr. Bavier, Mr. Steiner and Dr. Pohl upon the termination or change of control events described immediately above. The estimated payments are based on the assumption that the termination event occurred on September 30, 2009, the last day of the most recently completed fiscal year, and the stock price of our common stock was $5.37, the price of our common stock on September 30, 2009. The estimates below are based on these assumptions, as required by the rules of the SEC, while the actual amounts to be paid to each executive officer will be determinable only upon the actual termination event. In addition, the amounts set forth in the table below do not include any other payments that are available to our employees generally on a non-discriminatory basis.

Estimated Payments Upon a Change of Control

	Estimated Total	Estimated Total
	Value of Cash	Value of
	Payment	Benefits	Estimated Total
	(Salary,	Coverage	Value of Equity	Total Change of
Named Executive Officer	Bonus)	Continuation(1)	Acceleration(2)	Control Benefits

Solomon S. Steiner	$750,000	$40,425	$364,426	$1,154,851
Gerard J. Michel	$535,500	$30,319	$123,200	$689,019
Alan Krasner	$525,000	$30,319	$123,200	$678,519
Paul S. Bavier	$352,500	$30,319	$77,000	$459,819
Erik Steiner	$352,000	$10,524	$61,600	$424,124
Roderike Pohl	$400,000	$22,483	$61,600	$484,083

Estimated Severance Payments

	Estimated Total	Estimated Total
	Value of Cash	Value of
	Payment	Benefits	Estimated Total	Total
	(Salary,	Coverage	Value of Equity	Termination
Named Executive Officer	Bonus)	Continuation(1)	Acceleration(2)	Benefits

Solomon S. Steiner	$750,000	$40,425	$364,426	$1,154,851
Gerard J. Michel	$535,500	$30,319	$123,200	$689,019
Alan Krasner	$525,000	$30,319	$123,200	$678,519
Paul S. Bavier	$352,500	$30,319	$77,000	$459,819
Erik Steiner	$352,000	$10,524	$61,600	$424,124
Roderike Pohl	$400,000	$22,483	$61,600	$484,083

(1)	Consists of medical insurance coverage. The value is based upon the type of insurance coverage we carried for each named executive officer as of September 30, 2009 and is valued at the premiums in effect on September 30, 2009.

(2)	Assumes the exercise and sale of all in-the-money outstanding options held by each named executive officer on September 30, 2009, on which the closing price of our common stock on the Nasdaq Global Market was $5.37.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee has ever been our employee.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the compensation committee of the board of directors of Biodel Inc.

Respectfully submitted,

Dr. Pereira (Chair)
Dr. Lorber
Dr. Sanders
Mr. Weisman

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information relating to our equity compensation plans as of September 30, 2009.

Number of securities
remaining available
for future issuance
	Number of securities			under equity
	to be issued upon the		Weighted-average	compensation plans
	exercise of outstanding		exercise price of	(excluding securities
	options, warrants and		outstanding options,	reflected in column
Plan Category	rights		warrants and rights	(a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	3,407,633	(1)	$11.81	2,985,199	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,407,633		$11.81	2,985,199

(1)	Includes information regarding the following plans: 2004 Stock Incentive Plan, as amended, 2005 Employee Stock Purchase Plan and 2005 Non-Employee Directors’ Stock Option Plan.

(2)	Represents 2,985,199 shares of common stock remaining available for issuance pursuant to awards under the 2004 Stock Incentive Plan, as amended, 2005 Employee Stock Purchase Plan and 2005 Non-Employee Directors’ Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights

We have granted registration rights, subject to certain limitations and restrictions, to Great Point Partners I, L.P. a holder of 5% or more of our voting securities, to Scott Weisman, who is a director during the fiscal year, and to Solomon Steiner, who is an executive officer and director during the fiscal year.

Director Compensation

Please see “Director Compensation” for a discussion of options granted and other compensation to our non-employee directors.

Executive Compensation

Please see “Executive Compensation” for additional information on compensation of our executive officers. Information regarding employment agreements with Solomon Steiner and Roderike Pohl, and a severance agreement and a change of control agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner is set forth under “Executive Compensation — Potential Payments Upon Termination and Change of Control.”

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction, and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

AUDIT COMMITTEE REPORT

The audit committee has reviewed our audited financial statements for the fiscal year ended September 30, 2009 and discussed them with our management and our registered public accounting firm.

The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from our registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the registered public accounting firm the registered public accounting firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2009.

By the audit committee of the board of directors of Biodel Inc.

Respectfully submitted,

Dr. Lieberman (Chair)
Dr. Pereira
Mr. Kroin
Mr. Weisman

Auditors’ Fees

The following table sets forth the aggregate fees for services billed to us by BDO Seidman, LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2009	2008

Audit Fees(1)	$240,300	$304,000
Audit-related Fees	$—	$—
Tax Fees(2)	$40,500	$35,729
All Other fees	$—	$—

Total Fees	$280,800	$339,729

(1)	Audit fees consist of fees for the audit of our September 30, 2009 and 2008 financial statements, the audit of our internal controls over financial reporting as of September 30, 2009 and 2008; the review of the interim financial statements included in our quarterly reports on Form 10-Q, the review of our registration statements on Form S-1 effective with the SEC on February 6, 2008, review of our registration statement on Form S-3 filed on August 25, 2008, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for tax compliance. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. During fiscal year 2009, no services were provided to us by any registered public accounting firm other than in accordance with the pre-approval policies and procedures described above.

AGENDA ITEM 2:

APPROVAL OF 2010 STOCK INCENTIVE PLAN

On January 27, 2010, our board of directors adopted, subject to stockholder approval, the 2010 Stock Incentive Plan, or the 2010 Plan.

As of September 30, 2009, our fiscal year end, options to purchase 3,407,633 shares of common stock were outstanding under both the 2004 Plan and the 2005 Non-Employee Directors’ Stock Option Plan. As of September 30, 2009, the weighted average exercise price of all outstanding options to purchase shares of common stock under both plans was $11.81, and the weighted average remaining term was 6 years. As of September 30, 2009 there were no restricted shares or restricted stock units outstanding under either the 2004 Plan or the 2005 Non-Employee Directors’ Stock Option Plan. If the stockholders approve the 2010 Plan, the Company will not make new grants under our 2004 Stock Incentive Plan after such approval, nor will it make future grants under the 2005 Non-Employee Directors’ Stock Option Plan.

In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award “burn rate,” which is defined as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year. In connection with the approval of the 2010 Stock Incentive Plan and in order to address any potential stockholder concerns regarding the number of stock awards we intend to grant in a given year, our board of directors commits to our stockholders that for the next three fiscal years, beginning with the fiscal year ending September 30, 2010, the “burn rate” under the 2010 Stock Incentive Plan shall not exceed 5.16% per year on average. For purposes of calculating the number of shares granted in a year in determining the “burn rate”, each share subject to a stock award other than an option or stock appreciation right will count as equivalent to (i) 1.5 shares if our annual stock price volatility is 54.6% or higher, (ii) two shares if our annual stock price volatility is 36.1% or higher and less than 54.6%, (iii) 2.5 shares if our annual stock price volatility is 24.9% or higher and less than 36.1%, (iv) three shares if our annual stock price volatility is 16.5% or higher and less than 24.9%, (v) 3.5 shares if our annual stock price volatility is 7.9% or higher and less than 16.5% and (vi) four shares if our annual stock price volatility is less than 7.9%. Please note that the “burn rate” calculation is different from the number charged against our pool of shares for purposes of fungible share counting, explained further below.

The board of directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

Accordingly, the board of directors believes adoption of the 2010 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2010 Plan.

Description of the 2010 Plan

The following is a brief summary of the 2010 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Number of Shares Available for Issuance.

Up to 5.4 million shares of common stock may be issued pursuant to awards granted under the 2010 Plan, plus an additional amount up to 4,201,882 shares of common stock underlying already outstanding awards from our prior plans (but that number assumes that all awards issued under our prior plans as of September 30, 2009 expire or are canceled without the holders receiving any shares under those awards and applies the fungible plan counting rules described below); the foregoing numbers are subject to adjustment in the event of stock splits and other similar events. Shares issued under the plan may be authorized and unissued shares or may be issued shares that we have reacquired (provided that open market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants). The 2010 Plan uses a “fungible share” concept under which the awards of options and SARs cause one share per covered share to be removed from the available share pool, while the award of restricted stock, restricted stock units, or other stock-based awards where the price charged for the award is less than 100% of the fair market value will be counted against the pool as 1.6 shares. Shares covered by awards under the 2010 Plan and predecessor plans that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will credited back to the pool at the same one share or 1.6 shares used for the awards if made under the 2010 Plan, and for awards made under the predecessor plans using the fungible share principles that apply to awards under the 2010 Plan. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not be available for issuance pursuant to new awards. Any awards granted under the predecessor plans between September 30, 2009 and the date the 2010 Plan is approved will be counted using fungible share principles against the shares that can be awarded under the 2010 Plan. Shares are subtracted for exercises of stock appreciation rights using the proportion of the total stock appreciation right that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards as described below, or collectively, awards.

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, Options must be granted at an exercise price that will be not less than 100% of the fair the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to acquisitions. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Under the 2010 Plan, options may not be granted for a term in excess of seven years. Options may not provide for the automatic grant of additional shares in connection with the exercise of the original option and options may not provide for the payment or accrual of dividend equivalents. The 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock.

Restricted Stock Awards.  Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. The right to receive any dividends with respect to Restricted Stock Awards will be conditioned on the vesting of the award.

Restricted Stock Units.  Restricted Stock Units entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the board of directors, although the board of directors may provide that these awards will be settled in cash. (In our 2004 Plan, we referred to such awards as phantom stock.) The right to receive any dividend equivalents with respect to Restricted Stock Units, if such rights are provided, will be conditioned on the vesting of the award.

Other Stock-Based Awards.  Under the 2010 Plan, the board of directors has the right to grant other awards based upon the common stock, or Other Stock-Based Awards, having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The compensation committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (a) reductions in net loss, (b) approval of product candidates by regulatory authorities, (c) increase in cost savings, (d) earnings before or after discontinued operations and/or taxes, (e) operating profit before or after discontinued operations and/or taxes, (f) sales, (g) sales growth, (h) earnings growth, (i) cash flow or cash position, (j) gross margins, (k) stock price, (l) market share, (m) return on sales, assets, equity or investment, (n) improvement of financial ratings, (o) achievement of balance sheet or income statement objectives or (p) total stockholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and (iii) will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order and during the life of the participant awards are exercisable only by the participant. However, with the board of director’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent the rules under Form S-8 would cover the transferee).

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2010 Plan may not exceed 1,400,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award. Performance Awards payable in cash will be limited to cash payments of $1 million per calendar year per individual.

Plan Benefits

As of January 15, 2010, approximately 60 persons were eligible to receive awards under the 2010 Plan, including the Company’s chief executive officers and non-employee directors. The granting of awards under the 2010 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On January 15, 2010, the last reported sale price of the Company common stock on the NASDAQ Stock Market was $4.77.

Administration

The 2010 Plan is administered by the board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to interpret the provisions of the 2010 Plan. Pursuant to the terms of the 2010 Plan, the board of directors may delegate authority under the 2010 Plan to one or more committees or subcommittees of the board of directors.

Subject to any applicable limitations contained in the 2010 Plan, the board of directors , the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the board of directors or the compensation committee may take any one or more of the following actions as to all or any outstanding awards on such terms as the board of directors or the compensation Committee determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (A) the number of shares of common stock subject to the vested portion of the holder’s awards (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (i) the Acquisition Price over (II) the exercise, measurement of purchase price of such award, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof) and (vi) any combination of the foregoing.

Unless otherwise provided for in the instrument evidencing any option or any other agreement between a participant and the Company, effective immediately prior to a Change in Control Event (as defined in the 2010 Plan) all options then outstanding shall immediately become exercisable in full. Unless otherwise provided for in the instrument evidencing any Restricted Stock Award or any other agreement between a participant and the Company, effective immediately prior to a Change in Control Event all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied. The board of directors may specify in an award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award. The deferred compensation rules of Code Section 409A may delay payment where such delay is required to comply with its rules.

Except as described above, the board of directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2010 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the board of directors may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as the board of directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2010 Plan. Substitute awards will not count against the 2010 Plan’s overall share limit, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization, a reorganization event, or a change in control, the 2010 Plan provides that we may not (1) amend any outstanding option or SAR granted under the 2010 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding award, (2) cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new awards under the 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award, (3) cancel for cash any options or SARs that then have exercise prices per share below the Fair Market Value, or (4) take any other action that that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

The board of directors or the compensation committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the 2010 Plan after March 2, 2020 but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2010 Plan; provided that, to the extent determined by the board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If Stockholders do not approve the adoption of the 2010 Plan, the 2010 Plan will not go into effect, and the Company will not grant any awards under the 2010 Plan. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock is distributed with respect to restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2010 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

AGENDA ITEM 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010. Although stockholder approval of our board of directors’ selection of BDO Seidman, LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our board of directors will reconsider the selection. We expect that a representative of BDO Seidman, LLP, which served as our auditors for the year ended September 30, 2009, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors unanimously recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the SEC. All reporting persons are required by the SEC’s regulations to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us and upon written representations of our reporting persons received by us, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2010

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, in order for such proposal to be included in the Proxy Statement for our annual meeting of stockholders in 2011, must be received by our corporate secretary at our principal office in Danbury, Connecticut, no later than September 30, 2010. The submission by a stockholder of a proposal for inclusion in the Proxy Statement is subject to regulation by the SEC.

If you wish to present a proposal or a proposed director candidate at the 2011 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2010 Annual Meeting. However, if the date of the 2011 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after first anniversary of the 2010 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2011 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2011 Annual Meeting or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address or telephone number listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2009, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON JANUARY 28, 2010, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO CORPORATE SECRETARY, BIODEL INC., 100 SAW MILL DRIVE, DANBURY, CONNECTICUT 06810. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

Paul S. Bavier
Secretary

Danbury, Connecticut
Dated: January 28, 2010

Appendix A

BIODEL INC.

2010 STOCK INCENTIVE PLAN

1.  Purpose

The purpose of this 2010 Stock Incentive Plan (the “Plan”) of Biodel Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.  Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8), and Cash-Based Awards (as defined in Section 8).

3.  Administration and Delegation

(a)  Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)  Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)  Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d)  Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.  Stock Available for Awards

(a)  Number of Shares; Share Counting.

(1)  Authorized Number of Shares.  Subject to adjustment under Section 10, Awards may be made under the Plan for up to 5,400,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The Company shall not make any new Awards under any prior equity plans after the date the Plan is approved by the Company’s stockholders (the “Effective Date”).

(2)  Fungible Share Pool.  Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Sections 4(a)(1) as 1.6 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or other Stock-Based Award, including Performance Awards (as defined below) designed to be settled in stock, with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), the share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.6 shares is returned to the Plan pursuant to Section 4(a)(3), the share reserve will be credited with 1.6 shares.

(3)  Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; however, if the Company makes a tandem award of an Option and a SAR for the same number of shares of Common Stock and provides that only one may be exercised, the Common Stock counted against the limit shall be the number that could be issued under either but not both, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan.

(B) if any Award granted under this or any predecessor plan of the Company (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards using the fungible share principles set forth in Section 4(a)(2); provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; and provided further, in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise;

(C) shares of Common Stock delivered by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards;

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards; and

(E) any Awards granted under any stockholder approved plan between October 1, 2009 and the Effective Date will be counted against the shares available in Section 4(a)(1) using the fungible share principles set out in Section 4(a)(2).

(b)  Section 162(m) Per-Participant Limit.  Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,400,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c)  Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or the limit in Section 4(b), except as may be required by reason of Section 422 and related provisions of the Code.

5.  Stock Options

(a)  General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)  Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Biodel Inc., any of Biodel Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)  Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value (“Fair Market Value”) on the date the Option is granted (which shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq Global Select Market (or the exchange or market with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such other source as the Board deems reliable, on the date of grant or as of such other date as satisfies applicable tax requirements); provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. If the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

(d)  Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of seven years.

(e)  Exercise of Options.  Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with payment in full (in the manner specified in Section 5(g)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)  Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the portion of the Option being exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the portion of the Option being exercised divided by the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g)  No Reload Options.  No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(h)  No Dividend Equivalents.  No Option shall provide for the payment or accrual of dividend equivalents.

(i)  Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel for cash any Options that then have exercise prices per share below the Fair Market Value, other than under Section 10, or (4) take any other action that that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.  Stock Appreciation Rights

(a)  General.  The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)  Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)  Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of seven years.

(d)  Exercise of SARs.  SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

(e)  Dividend Equivalents.  No SAR shall provide for the payment or accrual of dividend equivalents.

(f)  Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel for cash any SARs that then have measurement prices per share below the Fair Market Value, other than under Section 10, or (4) take any other action that that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.  Restricted Stock; Restricted Stock Units

(a)  General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)  Terms and Conditions for All Restricted Stock Awards.

(1) The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(2) Notwithstanding any other provision of the Plan (other than Section 9, if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part.

(c)  Additional Provisions Relating to Restricted Stock.

(1)  Dividends.  Restricted Stock will accrue ordinary cash dividends, unless the Board determines otherwise and applicable law permits such nonaccrual. Participants holding shares of Restricted Stock will only be entitled to such cash dividends if specifically provided in the Restricted Stock agreement, will only receive the dividends if and when the Restricted Stock vests, and will then receive dividends only prospectively unless the Board or the Restricted Stock agreement provides for the payment of prior dividends upon or after vesting. Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of that class of stock, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock to which the dividends pertain vests. Unless otherwise provided in the Restricted Stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2)  Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)  Additional Provisions Relating to Restricted Stock Units.

(1)  Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock, unless the Board provides in the applicable Award agreement that the Restricted Stock Unit will be settled in cash (either automatically or at the Board’s discretion on payment). The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)  Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)  Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement. Any Dividend Equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of the class of stock underlying the Restricted Stock Units, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock Unit to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code.

8.  Other Stock-Based and Cash-Based Awards

(a)  General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)  Terms and Conditions.

(1) Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(2) Notwithstanding any other provision of the Plan (other than Section 9, if applicable), the Board may, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Other Stock-Based Award, in whole or in part.

9.  Performance Awards.

(a)  Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”). Performance Awards can also provide for cash payments of up to $1,000,000 per calendar year per individual.

(b)  Committee.  Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)  Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: reductions in net loss, approval of product candidates by regulatory authorities, increase in cost savings, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)  Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e)  Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.  Adjustments for Changes in Common Stock and Certain Other Events

(a)  Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the share and per-share provisions and the measurement price of each outstanding SAR, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substitute Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)  Reorganization Events.

(1)  Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)  Consequences of a Reorganization Event on Awards Other than Restricted Stock.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice and that all unexercisable Awards shall become exercisable for such purpose, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock) less any applicable exercise or measurement price; provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Awards or settlement of Restricted Stock Units to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)  Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1)  Definition.  A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses (x) and (y) of subsection (C) of this definition; or

(B) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

(2)  Effect on Options.  Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding shall automatically become immediately exercisable in full.

(3)  Effect on Restricted Stock Awards.  Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4)  Effect on SARs and Other Stock-Based Awards.  The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(d)  Effect of Section 409A on Award Acceleration.  Unless the Board provides otherwise in the Award Agreement, if an Award is subject to, rather than exempt from, Code Section 409A, a Reorganization Event or Change in Control may vest the Award but shall only accelerate payment to the Participant if the Reorganization Event or Change in Control also comports with the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Code Section 409A.

11.  General Provisions Applicable to Awards

(a)  Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)  Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)  Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)  Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)  Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)  Amendment of Award.  Except as otherwise provided in Sections 5(i) and 6(f) with respect to repricings, Section 9 with respect to Performance Awards, or Section 12(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g)  Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)  Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12.  Miscellaneous

(a)  No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)  No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)  Term of Plan.  No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e)  Authorization of Sub-Plans for Grants to non-U.S. Employees.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)  Compliance with Section 409A of the Code.  Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute

“nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)  Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)  Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ANNUAL MEETING OF STOCKHOLDERS OF
BIODEL INC.
March 2, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     THE UNDERSIGNED APPOINTS SOLOMON S. STEINER AND GERARD MICHEL AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF BIODEL INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON JANUARY 28, 2010 AT THE ANNUAL MEETING OF STOCKHOLDERS OF BIODEL INC. TO BE HELD ON MARCH 2, 2010 OR AT ANY ADJOURNMENT THEREOF.
The Board of Directors recommends a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.
PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this	☒
PROXY

1.	To elect three Class I directors for a term of three years:

	ELECTION OF DIRECTORS	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below	☐	FOR ALL EXCEPT as indicated to the contrary below	☐

3.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2010.			FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 Solomon S. Steiner 02 Ira Lieberman 03 Scott Weisman
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

EXCEPTIONS

2.	To approve the 2010 Stock Incentive Plan and to reserve shares of common stock for issuance under it.	FOR ☐	AGAINST ☐	ABSTAIN ☐

                                        COMPANY ID:

                                        PROXY NUMBER

                                        ACCOUNT NUMBER

Signature	Signature	Date	, 2010.

Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporation, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.